Exhibit 99.1

Investor Relations Contact
Jonathan Vaas Adobe ir@adobe.com

Public Relations Contact

Ashley Levine
Adobe
aslevine@adobe.com

FOR IMMEDIATE RELEASE

Adobe to Acquire Figma

Combination of Adobe and Figma Will Usher in New Era of Collaborative Creativity

SAN JOSE, Calif. – Sept. 15, 2022 - Today, Adobe (Nasdaq:ADBE) announced it has entered into a definitive merger agreement to acquire Figma, a leading web-first collaborative design platform, for approximately $20 billion in cash and stock. The combination of Adobe and Figma will usher in a new era of collaborative creativity.

Adobe’s mission is to change the world through digital experiences. Today, the digital economy runs on Adobe’s tools and platforms, and throughout its history, the company’s innovations have touched billions of lives across the globe. From revolutionizing imaging and creative expression with Photoshop; to pioneering electronic documents through PDF; to creating the digital marketing category with Adobe Experience Cloud, Adobe continues to invent and transform categories.

Figma’s mission is to help teams collaborate visually and make design accessible to all. Founded by Dylan Field and Evan Wallace in 2012, the company pioneered product design on the web. Today, it is making it possible for everyone who designs interactive mobile and web applications to collaborate through multi-player workflows, sophisticated design systems and a rich, extensible developer ecosystem. Figma has attracted a new generation of millions of designers and developers and a loyal student following.

Together, Adobe and Figma will reimagine the future of creativity and productivity, accelerate creativity on the web, advance product design and inspire global communities of creators, designers and developers. The combined company will have a massive, fast-growing market opportunity and capabilities to drive significant value for customers, shareholders and the industry.

“Adobe’s greatness has been rooted in our ability to create new categories and deliver cutting-edge technologies through organic innovation and inorganic acquisitions,” said Shantanu Narayen, chairman and CEO, Adobe. “The combination of Adobe and Figma is transformational and will accelerate our vision for collaborative creativity.”

Reimagining the future of creativity and productivity

Adobe and Figma share a passion for helping individuals and teams be more creative and productive. With Adobe’s and Figma’s expansive product portfolio, the combined company will have a rare opportunity to power the future of work by bringing together capabilities for brainstorming, sharing, creativity and collaboration and delivering these innovations to hundreds of millions of customers.

Accelerating creativity on the web

Creators are currently challenged with making an ever-rising volume of content in close collaboration with an increasing number of stakeholders. The web has become a ubiquitous platform that is making it easier for teams to create together.

Figma’s web-based, multi-player capabilities will accelerate the delivery of Adobe’s Creative Cloud technologies on the web, making the creative process more productive and accessible to more people.

Advancing product design

Digital applications are at the center of our personal and professional lives, creating explosive growth in the product design category. Adobe and Figma will benefit all stakeholders in the product design process, from designers to product managers to developers, by bringing powerful capabilities from Adobe’s imaging, photography, illustration, video, 3D and font technology into the Figma platform.

Inspiring and empowering the designer and developer community

Adobe’s vibrant creative community has been a driving force in inspiring the company’s continuous innovation. Figma has a passionate community who develop and share everything from tutorials to templates to plug-ins with their large and growing ecosystem. The combination of Adobe’s and Figma’s communities will bring designers and developers closer together to unlock the future of collaborative design.

“Figma has built a phenomenal product design platform on the web,” said David Wadhwani, president of Adobe’s Digital Media business. “We look forward to partnering with their incredible team and vibrant community to accelerate our joint mission to reimagine the future of creativity and productivity.”

"With Adobe's amazing innovation and expertise, especially in 3D, video, vector, imaging and fonts, we can further reimagine end-to-end product design in the browser, while building new tools and spaces to empower customers to design products faster and more easily,” said Dylan Field, co-founder and CEO, Figma.

Figma has a total addressable market of $16.5 billion by 2025. The company is expected to add approximately $200 million in net new ARR this year, surpassing $400 million in total ARR exiting 2022, with best-in-class net dollar retention of greater than 150 percent. With gross margins of approximately 90 percent and positive operating cash flows, Figma has built an efficient, high-growth business.

Transaction Details

Under the definitive agreement, Adobe has agreed to acquire Figma for approximately $20 billion, comprised of approximately half cash and half stock, subject to customary adjustments. Approximately 6 million additional restricted stock units will be granted to Figma’s CEO and employees that will vest over four years subsequent to closing. Adobe expects the cash consideration to be financed through cash on hand and, if necessary, a term loan. The transaction is expected to close in 2023, subject to the receipt of required regulatory clearances and approvals and the satisfaction of other closing conditions, including the approval of Figma’s stockholders.

Upon the closing of the transaction, Dylan Field, Figma’s co-founder and CEO, will continue to lead the Figma team, reporting to David Wadhwani, president of Adobe’s Digital Media business. Until the transaction closes, each company will continue to operate independently.

Conference Call Scheduled for 7:00 a.m. Pacific Time Today

Adobe executives will comment on the acquisition of Figma today during a live conference call as part of Adobe’s quarterly earnings report, which is scheduled to begin at 7:00 a.m. Pacific Time. A live webcast of the conference call can be viewed on Adobe’s investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor presentation are posted to Adobe’s investor relations website in advance of the conference call for reference.

Advisors

Allen & Company LLC is serving as financial advisor to Adobe and Wachtell, Lipton, Rosen & Katz is serving as legal advisor in connection with the transaction.

Forward-Looking Statements Disclosure

In addition to historical information, this press release contains forward-looking statements within the meaning of applicable securities law, including statements regarding the expected timing, completion and effects of the proposed transaction, product plans, future growth, market opportunities, strategic initiatives, industry positioning, and customer acquisition and retention. In addition, when used in this press release, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this press release involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: expected revenues, cost savings, synergies and other benefits from the proposed transaction, such as Adobe’s ability to enhance Creative Cloud by adding Figma’s collaboration-first product design capabilities and the effectiveness of Figma’s technology, might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the requisite regulatory approvals and clearances for the proposed transaction may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the requisite approval of Figma stockholders may be delayed or may not be obtained, the other closing conditions to the transaction may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed transaction; Adobe’s or Figma’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the possibility that the proposed transaction is more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities as a result of the proposed transaction or otherwise and those factors discussed in the section titled “Risk Factors” in Adobe’s Annual Report on Form 10-K and Adobe’s Quarterly Reports on Form 10-Q. The risks described in this press release and in Adobe’s filings with the U.S. Securities and Exchange Commission (the “SEC”) should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Adobe and Figma undertake no obligation to publicly release any revisions to the forward- looking statements or reflect events or circumstances after the date of this press release, except as required by law.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed acquisition of Figma, Adobe will file a registration statement on Form S-4 with the SEC to register the shares of Adobe common stock to be issued in connection with the proposed transaction. The registration statement will include a consent solicitation statement/prospectus, which will be sent to the shareholders of Figma seeking their approval of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE CONSENT SOLICITATION STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ADOBE, FIGMA AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents, when available, as well as other documents filed by Adobe with the SEC, free of charge from the SEC’s website at www.sec.gov or by accessing Adobe’s website at http://www.adobe.com/investor-relations or by contacting Adobe’s Investor Relations department by calling (408) 536- 4700, by writing to Investor Relations, Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to adobe@kpcorp.com.

About Figma

Figma is a design platform for teams who build products together. Born on the web, Figma helps teams brainstorm, design, and build better products— from start to finish. Whether it’s consolidating tools, simplifying workflows, or collaborating across teams and time zones, Figma makes the design process faster, more efficient, and fun while keeping everyone on the same page.

About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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